                                                                EXHIBIT (12)

              DAYTON HUDSON CORPORATION AND SUBSIDIARIES
       COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS FOR THE
            THREE MONTHS ENDED MAY 2, 1998 AND MAY 3, 1997
            AND FOR THE FIVE YEARS ENDED JANUARY 31, 1998

                        (Millions of Dollars)

                                                                             Three Months Ended             Fiscal Year Ended
                                                                          ------------------------    ---------------------------
                                                                            MAY 2,         May 3,       Jan. 31,        Feb. 1,
                                                                              1998           1997            1998          1997
                                                                          ---------      ---------    ------------    ----------
RATIO OF EARNINGS TO FIXED CHARGES:

Earnings:
 Consolidated net earnings before extraordinary
    charge  ..........................................................   $     160       $    126      $     802      $     474
 Income taxes.........................................................         105             82            524            309
                                                                          ---------      ---------    ------------    ----------
    Total earnings before extraordinary charge   .....................         265            208          1,326            783
                                                                          ---------      ---------    ------------    ----------


Fixed charges:
 Interest expense.....................................................         101            112            437            464
 Interest portion of rental expense...................................          15             14             59             59
                                                                          ---------      ---------    ------------    ----------
    Total fixed charges...............................................         116            126            496            523
                                                                          ---------      ---------    ------------    ----------

Less:
 Capitalized interest.................................................         ( 5)           ( 4)          ( 16)          ( 16)
                                                                          ---------      ---------    ------------    ----------
   Fixed charges in earnings..........................................         111            122            480            507
                                                                          ---------      ---------    ------------    ----------
Earnings available for fixed charges..................................      $  376       $    330       $  1,806       $  1,290
                                                                          ---------      ---------    ------------    ----------
                                                                          ---------      ---------    ------------    ----------

Ratio of earnings before extraordinary charge
     to fixed charges.................................................        3.24           2.62           3.65           2.46
                                                                          ---------      ---------    ------------    ----------
                                                                          ---------      ---------    ------------    ----------

RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS:

Total fixed charges, as above.........................................   $     116       $    126      $     496      $     523
Dividends on preferred stock
 (pre-tax basis)......................................................           8              9             36             37
                                                                          ---------      ---------    ------------    ----------
    Total fixed charges and preferred
      stock dividends.................................................         124            135            531            560
                                                                          ---------      ---------    ------------    ----------
Earnings available for fixed charges
 and preferred stock dividends........................................      $  376       $    330       $  1,806       $  1,290
                                                                          ---------      ---------    ------------    ----------
                                                                          ---------      ---------    ------------    ----------
Ratio of earnings before extraordinary charge to
  fixed charges and  preferred stock dividends........................        3.03           2.45           3.40           2.30
                                                                          ---------      ---------    ------------    ----------
                                                                          ---------      ---------    ------------    ----------

                                                                                    Fiscal Year Ended
                                                                          --------------------------------------
                                                                            Feb 3,       Jan. 28,       Jan. 29,
                                                                              1996           1995           1994
                                                                          ---------     ---------     ----------
RATIO OF EARNINGS TO FIXED CHARGES:

Earnings:
 Consolidated net earnings before extraordinary
    charge  ..........................................................   $     311      $     434      $     375
 Income taxes.........................................................         190            280            232
                                                                          ---------     ---------     ----------
    Total earnings before extraordinary charge   .....................         501            714            607
                                                                          ---------     ---------     ----------


Fixed charges:
 Interest expense.....................................................         461            439            459
 Interest portion of rental expense...................................          59             56             45
                                                                          ---------     ---------     ----------
    Total fixed charges...............................................         520            495            504
                                                                          ---------     ---------     ----------

Less:
 Capitalized interest.................................................        ( 14)           ( 7)           ( 5)
                                                                          ---------     ---------     ----------
   Fixed charges in earnings..........................................         506            488            499
                                                                          ---------     ---------     ----------
Earnings available for fixed charges..................................    $  1,007       $  1,202       $  1,106
                                                                          ---------     ---------     ----------
                                                                          ---------     ---------     ----------

Ratio of earnings before extraordinary charge
     to fixed charges.................................................        1.94           2.43           2.19
                                                                          ---------     ---------     ----------
                                                                          ---------     ---------     ----------

RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS:

Total fixed charges, as above.........................................   $     520      $     495      $     504
Dividends on preferred stock
 (pre-tax basis)......................................................          37             39             39
                                                                          ---------     ---------     ----------
    Total fixed charges and preferred
      stock dividends.................................................         557            534            543
                                                                          ---------     ---------     ----------
Earnings available for fixed charges
 and preferred stock dividends........................................    $  1,007       $  1,202       $  1,106
                                                                          ---------     ---------     ----------
                                                                          ---------     ---------     ----------
Ratio of earnings before extraordinary charge to
  fixed charges and  preferred stock dividends........................        1.81           2.25           2.04
                                                                          ---------     ---------     ----------
                                                                          ---------     ---------     ----------
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